SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

     FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported) February 18, 2005

     L & L FINANCIAL HOLDINGS, INC. (Exact name of registrant as specified in its charter)

NEVADA 000-32505 91-2103949

(State of Incorporation) (Commission File Number) (I.R.S.Employer Identification No.)

720 Third Avenue, Suite 1611, Seattle, WA 98104

(Address of principal executive office) (Zip Code)

Registrant's Telephone Number, Including Area Code (206) 264-8065

N/A

(Former name or former address if changed since last report)

Item 5.02 Appointment of Director or Principal Officer.

The Board of Directors of the Registrant appoints Mr. Joseph J. Borich as an additional board member effective on February 18, 2005. Consequently, the number of Board of the Registrant increase from five to six members.

Mr. Joseph Borich is also the Executive Director of the Washington State China Relations Council since 1997. The Council is a not-for-profit organization representing over 160 corporate members, including the Boeing Company, Microsoft Corporation, Frank Russell Company, and PACCAR International.

Mr. Borich was with the US Sate Department as an American Foreign Service Officer for twenty-five years. He was American Consul General at Shanghai of Peoples' Republic of China (PRC) from 1994 through 1997. He was closely involved in China, serving every US President from Richard Nixon to Bill Clinton in various China-related capacities, as a China hand. He also served as a Director of the Taiwan Coordination staff in the US

Department of State. He served in the U.S. Army from 1969-1971, including a tour in Vietnam.

Mr. Borich was born in Minnesota. He received a Master's Degree from the University of South Dakota in 1972. Mr. Borich and his family reside in Seattle.

It is believed that Mr. Borich's participation in L&L will enhance company's operations in the US and China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

L & L FINANCIAL HOLDINGS, INC.

Date:	February 18, 2005	By: Dickson Lee, CPA

Dickson Lee, Chairman & CEO